                                                                      EXHIBIT 11

                  CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                              EXHIBIT TO FORM 10-Q

                           FOR THE THREE MONTHS ENDED
                            AUGUST 31, 1998 AND 1997

                      COMPUTATION OF LOSS PER COMMON SHARE
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)




                                                                       Three Months Ended
                                                                August  31,          August 31,

                                                                   1998                 1997
                                                               ------------         --------

Net Loss                                                       $   (20,838)         $    (24,568)
Subsidiary preferred stock dividends                                    -                 (1,259)
                                                               -----------          -------------
Loss applicable to common shares                               $   (20,838)         $    (25,827)
                                                               ============         =============


Average number of common shares and
  common share equivalents outstanding
    Average number of common shares
      outstanding during the period                            74,775,000             75,782,000
    Add common share equivalents -
      options to purchase common shares - net                   1,862,000                  8,000
                                                              -----------           ------------
Average number of common shares and
  common share equivalents                                     76,637,000 (A)         75,790,000 (A)
                                                              ===========           ============

Loss per common share                                         $      (.27)(A)       $      (.34) (A)
                                                              ============          ============


   (A) In accordance with SFAS No. 128 the inclusion of common share equivalents in the computation of earnings per share need not be considered if the reduction of earnings per share is anti-dilutive. Therefore, loss per common share equivalents as shown on the Consolidated Statements of Operations for the periods presented do not include the common share equivalents as their effect is anti-dilutive.